EXHIBIT 99.1

General Employment Enterprises, Inc., 184 Shuman Blvd., Suite 420, Naperville, IL 60563,

(630) 954-0400

FOR IMMEDIATE RELEASE:	August 17, 2015

General Employment Enterprises Announces Financial Results for the Third Quarter of 2015

Revenue Up 15%; Adjusted EBITDA of $468,000; Strengthened Balance Sheet

Naperville, IL, August 17, 2015 – General Employment Enterprises, Inc. (NYSE MKT: JOB) (“the Company” or “General Employment”), a provider of professional staffing services and solutions, today announced financial results for its 2015 third fiscal quarter, which ended June 30, 2015.

Third Quarter Highlights

•	Net revenue for the quarter was $11.5 million; up 15% year-over-year.
•	Gross margin for the quarter was 31.85% compared to 29.8% for the prior year quarter.
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Selling, general and administrative expenses (SG&A) were reduced by approximately $115,000 or 3% lower compared to the prior year quarter. SG&A as a percentage of net revenue declined in the third quarter; 28.8% of net revenue vs. 34.4% of net revenue for the comparable prior year quarter.

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Adjusted earnings before interest, taxes, depreciation, amortization, noncash stock and stock option expense (adjusted EBITDA, a non-GAAP measure) for the quarter was approximately $468,000 vs. $(367,000) compared to the prior year quarter.

•	GAAP Income from operations improved to $207,000 for the quarter vs. a loss from operations of $(544,000) for the prior year quarter.
•	GAAP net income was $118,000 for the quarter vs. a GAAP net loss of $(634,000) for the prior year quarter.
•	Net working capital was approximately $1.5 million and the current ratio was approximately 1.3.
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Shareholders’ equity of $11.8 million up from $2.1 million for the prior year quarter and no outstanding long- term debt. All remaining outstanding convertible debt was converted to common stock during the quarter.

•	After the end of the third quarter, all Series A outstanding convertible preferred stock was converted into common stock.
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The Company completed a successful common stock equity offering subsequent to the third quarter in late July of 2015 raising approximately $7.8 million in net proceeds to be used for acquisitions, working capital and other corporate purposes.

•	A strategic acquisition of IT staffing and consulting firm Agile was completed after the end of the quarter which brings anticipated strong EBITDA and revenue growth to General Employment.

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The aforementioned Third Quarter Highlights should be read in conjunction with (1) all of the financial and other information included in General Employment’s 2015 third quarter Form 10Q filed with the SEC which includes historical comparative GAAP financial statements and (2) the discussion of financial results in this press release and the use of non-GAAP financial measures and the related schedules attached hereto which reconcile non-GAAP financial information to that prescribed by GAAP. These non-GAAP measures of financial results or financial performance are not a substitute for measures provided by GAAP.

Third Quarter Financial Results: Discussion

The Company reported net revenues of $ 11.5 million for the fiscal 2015 third quarter compared to net revenues of $9.9 million for the same period of fiscal 2014. Contract staffing services contributed $9.5 million or 83% of consolidated revenues and direct placement services contributed $1.9 million or 17% of consolidated revenue versus $8.2 million or 82% of consolidated revenues and $1.7 million or 18% of consolidated revenues respectively for the comparable prior year period of fiscal 2014.The increase in contract staffing services revenue came from both the professional and commercial services (“industrial”) divisions during the third quarter.

General Employment’s gross profit margin for the third quarter of 2015 improved to 31.85% versus 29.8% for the comparable prior year third quarter. The improvement in gross margin was primarily due to an increase in the quarter of higher margin professional contract services revenue, a decrease in the workers compensation rates for industrial contract staffing services and an increase in permanent placement revenue (recorded at 100% gross margin) which was greater when compared to the prior year third quarter.

The Company’s selling, general and administrative expenses (SG&A) for the three months ended June 30, 2015 decreased by approximately $115,000 or 3% compared to the same period in the prior fiscal year. SG&A as a percentage of net revenue for the quarter was 28.8% vs. 34.42% for the prior year comparable quarter. The overall decrease in SG&A resulted from management’s efforts to reduce costs and eliminate unnecessary expenses and from a shift in the revenue mix as compared to the third quarter of fiscal 2014.

General Employment recorded net income for generally accepted accounting principles (GAAP) of $118,000 for the third quarter ended June 30, 2015 compared to a net loss for GAAP of $(634,000) for the comparable prior quarter of fiscal 2014.The Company had GAAP net income from operations of $207,000 for the third quarter of 2015 and a GAAP net loss from operations of $(544,000) for the prior year third quarter. The improvement in overall profitability reflected in the 2015 fiscal year quarter vs. the 2014 fiscal year quarter was due to several factors including managements efforts to increase revenue, focus on higher gross margin business and to control and reduce costs including lowering SG&A as a percentage of net revenue.

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Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of General Employment, commented, “We have accomplished much since I joined the Company at the beginning of the third quarter. The results for the quarter reflect improved profitability and a stronger financial position. Our management team’s concerted efforts to reduce non-core expenses and streamline business processes to maximize operational efficiency are working. Our field leadership team and managers’ focus and execution on growing the higher margin professional services business, hiring and deploying more experienced recruiters and continued growth and margin improvement in our light industrial staffing services division together with increasing our depth of service offerings in professional staffing, should help drive performance going forward for the remainder of this fiscal year.”

Mr. Dewan added, “We believe General Employment has made great progress on many fronts during the third fiscal quarter of 2015 and to date. The conversion of all of the Company’s convertible debt to common equity during the quarter and the conversion of all of the Series A convertible preferred stock to common stock plus a successful public common stock offering in July of this year will greatly enhance our capital structure and liquidity. The net proceeds from the stock offering provide additional funding for more acquisitions, working capital and other corporate purposes. The recently completed acquisition of IT staffing and consulting firm Agile adds strong EBITDA, revenue growth and sales and recruiting talent to General Employment. Also, it increases our breadth and depth of service offerings for our customers and expands our geographical footprint into the lucrative Atlanta market.” The Company previously filed a universal shelf registration statement with the SEC on Form S-3 for the future issuance, once declared effective by the SEC, of various types of equity and debt securities for up to $75 million over a three year period subject to certain limitations relating to General Employment’s market capitalization and non-affiliate common stock included in the public float. The recently completed common stock equity offering was made pursuant to the Form S-3 as amended and supplemented as filed with the SEC. Mr. Dewan concluded, “The registration statement is intended to provide the Company with additional flexibility along with other arrangements to finance future business opportunities by accessing capital markets quickly and in a cost-effective manner. On the acquisition front, we have identified several select companies from our pipeline that will help us to continue our momentum of making strategic acquisitions and that will continue our acceleration of growth into higher margin businesses and expand geographically,” Mr. Dewan concluded.

Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company discloses certain financial metrics including current ratio and non-GAAP adjusted EBITDA because management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in its business, to establish operational goals, to provide additional measures of operating performance, including using the information for internal planning relating to the Company’s ability to meet debt service, make capital expenditures and provide working capital needs. In addition, the Company believes investors already use these non-GAAP measures to monitor the Company’s performance. Non-GAAP adjusted EBITDA is defined by the Company as net earnings or loss before interest, taxes, depreciation and amortization (EBITDA) adjusted for non-cash stock option and stock-based compensation. EBITDA and non-GAAP adjusted EBITDA are not terms defined by GAAP and, as a result, the Company’s measure of EBITDA and non-GAAP adjusted EBITDA might not be comparable to similarly titled measures used by other companies.

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Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures discussed above, however, should be considered in addition to, and not as a substitute for, or superior to net income or net loss as reported for GAAP on the Consolidated Statements of Income, cash and cash flows as reported for GAAP on the Consolidated Statement of Cash Flows or other measures of financial performance prepared in accordance with GAAP, and as reflected on the Form 10-Q filed with the SEC for the respective periods. Reconciliations of GAAP net income to non-GAAP adjusted EBITDA for the third fiscal quarters of 2015 and 2014 are set forth in the tables below.

Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (net loss)

Three Months Ended June 30,

(in thousands)

	2015	2014
Net income (net loss) for GAAP	$118	$(634)
Interest expense, net	133	90
Depreciation and amortization	171	119
Stock based compensation	46	58
Non-GAAP adjusted EBITDA	$468	$(367)

About General Employment Enterprises, Inc.

General Employment Enterprises, Inc. (the “Company”) was incorporated in the State of Illinois in 1962, is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions, and light industrial staffing services through the names of General Employment, Ashley Ellis,Triad, Omni-One and Agile. Also, in the healthcare sector, General Employment through its Scribe Solutions brand staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR).

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Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company’s future results (including certain projections and business trends) that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the “Exchange Act“), and are subject to the “safe harbor” created by those sections. The statements made in this press release that are not historical facts are forward-looking statements which are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain or are prefaced by words such as “will", “may”, “plans”, “expects”, “anticipates”, “projects”, “predicts”, “estimates”, “aims”, “believes”, “hopes”, “potential”, “intends”, “suggests”, “appears”, “seeks”, or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company; (vi) changes in the size and nature of the Company’s competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company’s failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company’s failure to improve operating margins and realize cost efficiencies and economies of scale ; (xi) the Company’s failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company’s failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading “Forward-Looking Statements” in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact: Andrew J. Norstrud, Chief Financial Officer

Phone: (813) 803-8275 Email: andrew.norstrud@genp.com

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